UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________
FORM 8-K
______________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 1, 2025
______________________________________________________
Veralto Corporation
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________
Delaware
(State or Other Jurisdiction of Incorporation)

001-41770	92-1941413
(Commission File Number)	(IRS Employer Identification No.)

225 Wyman St., Suite 250
Waltham, MA 02451	781-755-3655
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VLTO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.
On August 7, 2025, Veralto Corporation (the “Company”) announced that Sylvia A. Stein will cease to serve as Senior Vice President and Chief Legal Officer effective October 31, 2025 (the “Last Active Date”). Ms. Stein’s departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.
In order to facilitate a smooth and orderly transition, on August 1, 2025, the Company and Ms. Stein entered into a Separation Agreement and General Release (the “Severance Agreement”), pursuant to which she will continue to serve in her current capacity until October 31, 2025 and thereafter remain employed by the Company in a transitional role until her termination from employment on January 2, 2026 (the “Separation Date,” and the period between the Last Active Date and the Separation Date, the “Transition Period”).
During the Transition Period, Ms. Stein will (i) continue to receive her regular base salary, less applicable withholdings and taxes, (ii) be entitled to continued vesting of all outstanding equity awards through the Separation Date, and (iii) continue to participate in the Company’s employee benefit plans.
Assuming the fulfillment of all obligations during the Transition Period, the non-revocation of the Severance Agreement (including the delivery of the Release included therein), and provided that prior to the Separation Date Ms. Stein does not resign without “good reason” or engage in conduct that would constitute “cause” as defined in the Veralto Corporation Senior Leaders Severance Pay Plan (as amended, the “Plan”), following the Separation Date, Ms. Stein will be entitled to receive (i) her annual target incentive compensation for fiscal year 2025, to be approved by the Company’s compensation committee and paid in the ordinary course in March 2026, and (ii) the separation payments due under and in accordance with sections III and IV and the related terms of the Plan. The Plan was previously filed with the SEC as Exhibits 10.28, 10.29 and 10.30 to the Company’s annual report on Form 10-K, filed February 25, 2025. No new compensatory arrangements are being entered into with Ms. Stein in connection with her departure from the Company.
The above description of the Separation Agreement and General Release is qualified in its entirety by reference to the full text of the Separation Agreement and General Release, a copy of which is filed herewith as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release entered into between Sylvia A. Stein and VL Employment LLC, dated August 1, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERALTO CORPORATION

Date: August 7, 2025	By:	/s/ James A. Tanaka
Name: James A. Tanaka
Title: Vice President, Securities & Governance and Secretary